UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported):

March 30, 2004

ANALYTICAL SURVEYS, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-0846389
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11900 Crownpoint Drive, San Antonio, Texas 78233

(Address of principal executive offices)

(210) 657-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report): Not Applicable

Item 5. Other Events and Required FD Disclosure

On March 30, 2004, Analytical Surveys, Inc. (the “Company”) issued a press release announcing that Wayne B. Fuquay has been named its chief executive officer. Livingston Kosberg, who has served as interim chief executive officer of the Company since March 1, 2004, remains the Company’s Chairman. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated March 30, 2004, issued by the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.
(Registrant)

Date: March 31, 2004	/s/ Lori A. Jones
Lori A. Jones
Chief Financial Officer